As filed with the Securities and Exchange Commission on                , 2006
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GIGA-TRONICS INCORPORATED
(Exact name of registrant as specified in its charter)
California
(State or other jurisdiction of incorporation or organization)
94-2656341
(I.R.S. Employer Identification Number)

4650 Norris Canyon Road, San Ramon, California	94583

(Address of principal executive offices)	(Zip Code)
Giga-tronics Incorporated 2005 Equity Incentive Plan
(Full Title of the Plan)
Mark H. Cosmez II
Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, CA 94583
(Name and address of agent for service)
(925) 328-4650
Telephone Number, Including Area Code, of Agent For Service

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, no par value1/	700,000 shares	1.775 2/	1,242,500	$132.95

     1/     In addition to the common stock set forth in the table, the amount to be registered includes an indeterminate number of shares issuable pursuant to stock splits and stock dividends in accordance with Rule 416(b).
     2/     Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (g) based on the average of the high and low prices of the company’s common stock as reported on the Nasdaq Capital Market on June 29, 2006.

Part I
     Note: The document(s) containing the information specified by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1).
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.      Incorporation of Documents by Reference.
     The registrant hereby incorporates by reference in this registration statement the following documents:
     1)      Annual Report on Form 10-KSB of the registrant for the fiscal year ended March 25, 2006; and
     2)      The description of the registrant’s common stock set forth in the Registration Statement on Form 8-A under Section 12(g) of the Exchange Act filed on July 27, 1984 and any future amendment or report filed for the purpose of updating such description.
     All documents filed (but not furnished) by the registrant with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before the registrant files a post-effective amendment which reports that all securities offered in this Registration Statement have been sold, or to deregister all unsold securities, shall also be deemed to be incorporated by reference and to be part of this Registration Statement from the dates we file each of those documents.
Item 4.      Description of Securities.
     The class of securities to be offered is registered under Section 12 of the Exchange Act.
Item 5.      Interests of Named Experts and Counsel.
     Not applicable.
Item 6.      Indemnification of Officers and Directors.
     The Company ‘s Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

     The Certificate also provides that the corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders. Directors and officers enter into indemnification agreements with the registrant under which the registrant indemnifies them to the full extent authorized by the provisions of the California Corporations Code, as it may be amended from time to time, subject to certain limitations.
     Section 5.01 of the Company’s Bylaws provides that the corporation shall indemnify its directors, and, by action of the Board of Directors, may indemnify each of its other agents, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by such person by reason of such person’s having been made or having threatened to be made a party to a proceeding in excess of the indemnification otherwise permitted by the provisions of Section 317 of the California Corporations Code subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.
     The Company also maintains officers and director’s liability insurance.
Item 7.      Exemption from Registration Claimed.
     Not applicable.
Item 8.      Exhibits.
     The Exhibit Index attached hereto is incorporated by reference.
Item 9.      Undertakings.
     (a)     The undersigned registrant hereby undertakes:
          (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
          (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures
The Registrant.
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on June 30, 2006.

GIGA-TRONICS INCORPORATED
By:	/s/ Mark H. Cosmez II
Mark H. Cosmez II
Vice President Finance, Chief Financial Officer and Secretary

POWER OF ATTORNEY
     The officers and directors of Giga-tronics Incorporated whose signatures appear below hereby constitute and appoint John R. Regazzi and Mark H. Cosmez II, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/John R. Regazzi John R. Regazzi	Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2006
/s/Mark H. Cosmez II Mark H. Cosmez II	Vice President Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 30, 2006
/s/George H. Bruns, Jr. George H. Bruns, Jr.	Director, Chairman of the Board of Directors	June 29, 2006
/s/James A. Cole James A. Cole	Director	June 29, 2006
/s/Kenneth A. Harvey Kenneth A. Harvey	Director	June 30, 2006
/s/Garrett A. Garretson Garrett A. Garrettson	Director	June 30, 2006
/s/Robert C. Wilson Robert C. Wilson	Director	June 29, 2006

EXHIBIT LIST
4.1	Articles of Incorporation of the Registrant, as amended [incorporated by reference to Exhibit 3.1 to Form 10-K for the fiscal year ended March 27, 1999]

4.2	Bylaws of Registrant, as amended [incorporated by reference to Exhibit 3.2 to Form 10-K for the fiscal year ended March 28, 1998]

4.3	Giga-tronics Incorporated 2005 Equity Incentive Plan [incorporated by reference to Attachment A of the registrant’s Proxy Statement dated August 12, 2005]

5	Opinion of counsel as to the legality of securities being registered

23.1	Consent of counsel (included in Exhibit 5)

23.2	Consent of Perry-Smith LLP as independent registered public accounting firm

24	Power of attorney (included in signature page of this registration statement)